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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-46699), Form S-3 (No. 333-48555) and Form S-3 (No. 333-52879) of American Industrial Properties REIT of our reports dated December 10, 1998 relating to the combined statement of revenue and certain expenses of The A&A Portfolio Properties and The A&A Virginia Properties, both of which appear in the Current Report on Form 8-K/A of American Industrial Properties REIT dated October 14, 1998.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Cleveland, Ohio
December 28, 1998